EXHIBIT 10.1


                               OLD CITY HALL LEASE


     AGREEMENT OF LEASE ("Lease"), dated as of the 22nd day of July, 1988, by and between Fred Faust, Trustee of First Holding Trust, with a business address c/o First Development Group, 222 Merrimack Street, Suite 220, Lowell, Massachusetts 01852 (hereinafter referred to as "Landlord", which term includes successors and assigns and any subsequent owner of the Landlord's interest in the building, real property or premises) and Whitelaw Corporation, Inc., a
Massachusetts corporation with a usual place of business at Unit 203, Williamsburg Condominiums, 170 Main Street, Tewksbury, Massachusetts 01876 (hereinafter referred to as "Tenant", which term shall include its successors and assigns).

                                    ARTICLE I

                                 REFERENCE DATA

1.1. Data.

Location of Building                            222 Merrimack Street
                                                Lowell, Massachusetts
                                                01852

Landlord:                                       Fred Faust, Trustee of
                                                First Holding Trust

Original Address of Landlord                    c/o First Development
                                                Group, 222 Merrimack
                                                Street, Suite 220,
                                                Lowell, MA 01852

Tenant:                                         Whitelaw Corporation,
                                                Inc.

Original Address of Tenant:                     Unit 203, Williamsburg
                                                Condominiums, Main
                                                Street, Tewksbury,
                                                Massachusetts 01876

Real Property:                                  The land with the
                                                buildings thereon, if
                                                any, located and known as
                                                222 Merrimack Street,
                                                Lowell, Massachusetts
                                                01852, said land with the
                                                buildings thereon being
                                                owned by the United
                                                States of America and
                                                being more particularly
                                                described in Exhibit E
                                                attached hereto.

National Park Service Lease                     The lease between the
                                                Landlord and the United
                                                States of America acting
                                                through Hebert S. Cables,
                                                Jr., Regional Director,
                                                North Atlantic Region,
                                                National Park Service
                                                dated October 11, 1985,
                                                concerning the Real
                                                Property.  A copy of the
                                                National Park Service
                                                Lease is attached hereto
                                                as Exhibit C.


Building:                                       The building currently
                                                located on the Real
                                                Property, which building
                                                is subject to the
                                                National Park Service
                                                Lease, the terms and
                                                conditions of which are
                                                incorporated by reference
                                                hereto and the
                                                improvements, repairs,
                                                alterations and additions
                                                thereto.


Premises:                                       10,315 square feet of
                                                interior space measured
                                                from the center of
                                                outside walls to the
                                                center of the common
                                                walls on both the first
                                                floor and ground floor of
                                                the Building; (as shown
                                                on Exhibit "A" attached
                                                hereto)

Future Building:                                The building which
                                                Landlord has the option
                                                to build pursuant to the
                                                terms of the National
                                                Park Service Lease on the
                                                Real Property and the
                                                improvements, repairs,
                                                alterations and additions
                                                thereto.

Interior Premises Square Footage:               l0,315 square feet of
                                                interior space.

Building Net Rentable Area:                     22,382 square feet, being
                                                the total of rentable
                                                square footage in the
                                                Building and excluding
                                                the common hallways,
                                                stairwells, elevators,
                                                mechanical rooms,
                                                restrooms and the like
                                                which are used in common
                                                by more than one tenant.

Commencement Date:                              The date of execution of
                                                this Lease.

Rent Commencement Date:                         January 1, 1989.

Construction Period Term:                       The period from the
                                                Commencement Date through
                                                the Rent Commencement
                                                Date.

Initial Term:                                   Three years from the Rent
                                                Commencement Date.

Option Terms:                                   One (1) option to extend
                                                for a period of three
                                                years, two (2) options to
                                                extend for periods of
                                                five (5) years each, and
                                                one (1) option to extend
                                                for a period of four (4)
                                                years, all as provided in
                                                Article III, Section 3.2.

Construction Period Term Rent:                  The sum of $15,000.00
                                                payable on or before
                                                thirty days after Tenant
                                                opens for retail banking
                                                business.

Annual Fixed Rent:                              First floor at $62,386.08
                                                per year for 5,687 square
                                                feet at $10.97 per square
                                                foot, and for the ground
                                                floor at $22,79304  per
                                                year for 4,628 square
                                                feet at $4.925 per square
                                                foot, both subject to
                                                periodic adjustments as
                                                provided in Article IV,
                                                Section 4.1.3.

Permitted Uses:                                 Banking rooms and
                                                offices, (including all
                                                other uses and functions
                                                authorized for a bank
                                                under the laws of the
                                                United States and the
                                                Commonwealth of
                                                Massachusetts and
                                                including use of
                                                automatic teller machines
                                                and drive-up windows)
                                                brokerage and insurance
                                                services, general office
                                                space, professional use
                                                and retail uses, except
                                                for retail uses selling
                                                food.

Public Liability Insurance Limits:
         Bodily Injury:                         $1,000,000/$1,000,000
         Property Damage:                       $1,000,000

Termination Date:                               Three years from the Rent
                                                Commencement Date unless
                                                terminated earlier or if
                                                this lease is extended.

Mortgage:                                       A mortgage, deed of
                                                trust, trust indenture or
                                                other security instrument
                                                of record creating an
                                                interest in or affecting
                                                title to the Real
                                                Property, or any part
                                                thereof, including a
                                                leasehold mortgage, and
                                                any and all renewals,
                                                modifications,
                                                consolidations, or
                                                extensions of any such
                                                instrument.

Mortgagee:                                      A person, firm,
                                                corporation or other
                                                entity holding any
                                                Mortgage.

Tenant's Proportionate Share:                   The ratio of the Interior
                                                Premises Square Footage
                                                to the Building Net
                                                Rentable Area, which
                                                initially is 46.09% and
                                                which will increase if
                                                Tenant leases more space
                                                within the Building.

Unavoidable Delays:                             Delays due to strikes,
                                                lockouts, labor disputes,
                                                Acts of God, inability to
                                                obtain labor or
                                                materials, governmental
                                                restrictions, emergency
                                                acts, civil commotion,
                                                orders or regulations of
                                                any governmental
                                                authority, unavoidable
                                                casualty or other causes
                                                beyond the reasonable
                                                control of Landlord
                                                (financial inability
                                                shall not be included
                                                with the definition of
                                                Unavoidable Delays).

     1.2. Effect of Reference to Data. Each reference in this Lease to any of the foregoing titles or subjects contained in Article I, Section 1.1 shall be construed to incorporate the data stated for that subject in Article I, Section 1.1.

     1.3. Exhibits. The exhibits listed below in this Article are incorporated in this Lease by reference and are to be construed as a part of this Lease.

     Exhibit A - Plan showing the Premises within the Building.

     Exhibit B - Plan showing and describing the Tenant Improvements.

     Exhibit C - Copy of the National Park Service Lease.

     Exhibit D - Copy of the City of Lowell Tax Bill for the Tax Parcel.

     Exhibit E - Legal Description of the Real Property.


                                   ARTICLE II

                                DEMISED PREMISES

     2.1. Premises. For and in consideration of the rents, covenants and agreements hereinafter stipulated, reserved, mentioned or contained on the part of the Tenant, its successors and assigns to be paid, kept, observed, and performed, Landlord, as Lessor hereunder hereby demises and leases to Tenant and Tenant hereby hires and rents from Landlord, for the term hereinafter set forth and subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, that certain space for banking and office use (hereinafter referred to as the "Premises"), as outlined in red and shown on Exhibit A entitled "Plan of Premises", initialed by the parties and annexed hereto and made a part hereof, which Premises are located on the first floor and ground floor of the Building located at 222 Merrimack Street, Lowell, Massachusetts, 01852, and which Building is located on a parcel of land owned by the United States of America and which is further described in Exhibit E attached hereto (the "Real Property").

     2.2. Appurtenant Rights. The Premises shall also include all appurtenant rights now or at any time hereafter during the term of this Lease necessary for the continued use and enjoyment thereof by Tenant and shall specifically include as appurtenant thereto the right for Tenant and all its agents, employees, guests and invitees to use (in common with others entitled to the use thereof)
(a) all entrances, lobbies, walkways, stairways, hallways, corridors, passageways and driveways which now or hereafter afford access to the Premises, and (b) the common pipes, ducts, conduits, wires and appurtenant equipment including elevators, serving the Premises.

                                   ARTICLE III

                                      TERM

     3.1. Construction Period Term and Initial Term. To Have and To Hold the Premises, subject to the terms, covenants, agreements and conditions herein contained, for the Construction Period Term (hereinafter with the Initial Term and any Option Terms sometimes referred to as the "Lease Term") (or until such term shall sooner cease or expire as hereinafter provided) to commence on the Commencement Date as hereinafter defined and to end at the close of the day preceding the Rent Commencement Date as defined herein. To Have and To Hold the Premises, subject to the terms, covenants, agreements and conditions herein contained, for a term of three years (hereinafter the "Initial Term") (or until such term shall sooner cease or expire as hereinafter provided) to commence on the Rent Commencement Date as hereinafter defined and to end at the close of the day preceding the third anniversary of the Rent Commencement Date, except that if the Rent Commencement Date shall be a date other than the first day of a calendar month, the Term shall end at the close of the last day of the calendar month in which said third anniversary of the Rent Commencement Date shall fall. The Commencement Date shall be the date of execution of this Lease.

     3.2. Extensions; One option of three years, two options of five Years each and one option of four Years. Tenant shall have the right, at its option to extend the Initial Term of this Lease as set forth below, and during any option terms, the terms of this Lease shall be the same as specified herein, with rent and additional rent calculated pursuant to Article IV.

     3.2.1. First Option Term. Tenant shall have the option, at its election, to extend the Initial Term for an additional term of three years (hereinafter referred to as the "First Option Term") to commence on the day next following the end of the Initial Term and to end at the close of the day preceding the third anniversary of the commencement of the First Option Term.

     3.2.2. Second Option Term. Tenant shall have the option, at its election, to extend the First Option Term for an additional term of five (5) years hereinafter referred to as the "Second Option Term") to commence on the day next following the end of the First Option Term and to end at the close of the day preceding the fifth anniversary of the commencement of the Second Option Term.

     3.2.3. Third Option Term. Tenant shall have the option, at its election, to extend the Second Option Term for an additional term of five (5) years (hereinafter referred to as the "Third Option Term") to commence on the day next following the end of the Second Option Term and to end at the close of the day preceding the fifth anniversary of the commencement of the Third Option Term.

     3.2.4. Fourth Option Term. Tenant shall have the option, at its election, to extend the Third Option Term for an additional term of four (4) years (hereinafter referred to as the "Fourth Option Term") to commence on the day next following the end of the Third Option Term and to end at the close of the day preceding the fourth anniversary of the commencement of the Fourth Option Term.

     3.3. Notice of Exercise of Extension Options. The extension options shall be deemed automatically exercised unless Tenant notifies the Landlord, in writing, of its intention not to exercise an extension option, said notice to be given not less than one hundred twenty (120) days prior to the end of the then current term, time being of the essence with respect to the giving of such notice. In the event Tenant chooses not to exercise an extension option, the right to future options shall automatically cease.

     3.4. Bar to Rights to Exercise Extension Options. The extension options shall be deemed automatically exercised only if this Lease is in full force and effect and if Tenant is not in material default or breach of any of the terms, provisions, covenants and conditions of this Lease on Tenant's part to be observed. The existence of any material default or breach by Tenant of any of the terms, provisions, covenants and conditions of this Lease on Tenant's part to be observed, or if this Lease is not in full force and effect, either on the last day Tenant can notify Landlord of its intention not to exercise an extension option or at the end of the then current term prior to extension, shall, if not cured by Tenant within a reasonable time after Tenant knows of the default or breach, result in any extension being null and void and deemed not exercised.

     3.5. Commencement Date/Termination Date. When the dates of the beginning of the Construction Period Term and the end of the Initial Term relative to the Premises have been determined (hereinafter referred to as the Commencement Date and the Termination Date), such dates shall, upon demand of either party, be evidenced by a document in recordable form, executed, acknowledged and delivered by both parties to each other setting forth said dates.

     3.6. First Refusal/Option Terms. In the event Tenant exercises its rental option or right of first refusal as described in Article XVII, Sections 17.1 and
17.2 herein to rent additional space in the Premises, said additional space shall be for a term coextant with the then current term and the exercise of any option term shall be deemed to be for both the Premises and the additional space, said additional space being considered as part of the initial Premises for all purposes under this Lease.

     3.7. Condition of Title/Premises. Tenant has examined title to the Premises and found it satisfactory and accordingly the Premises are leased subject to all title matters of record as of the date hereof. The Premises are also leased subject to all federal, state, or municipal laws, ordinances, orders, and regulations applicable to the Premises or its use by Tenant or its subtenants, including without limitation those with respect to zoning, building, fire, land use and development, public health and safety, and environmental protection, whether now in effect or hereafter adopted by any governmental authorities having jurisdiction thereof, and Tenant so accepts the Premises and agrees to be bound by the terms of this Lease notwithstanding any violation of or noncompliance with any of the foregoing laws, ordinances, orders or regulations existing now or at any time hereafter during the Lease Term hereof.

     At the commencement of the Lease Term, Tenant shall accept the Premises in their existing condition and state of repair and Tenant covenants that no representation, statements or warranties, express or implied, have been made by or on behalf of Landlord in respect thereof except as set forth herein, in respect of their condition or the use that may be made thereof and that Landlord shall in no event whatsoever be liable for any latent defects therein.


                                   ARTICLE IV

                                      RENT

     4.1. The Rent. Tenant covenants and agrees to pay rent, without any set-off or deduction, to Landlord or to such agent as designated by Landlord, at Landlord's Original Address or to such other address as Landlord may by notice in writing to Tenant from time to time direct, at the following rates and times:

     4.1.1. Construction Period Term Rent. Construction Period Term Rent for the Premises on or before thirty days after Tenant opens for retail banking business in the amount of Fifteen Thousand and 00/100 ($15,000.00) Dollars. In the event Tenant exercises its option to terminate this Lease pursuant to Article XXI,
Section 21.11 there will be no obligation to pay Construction Period Term Rent.

     4.1.2. Annual Fixed Rent.

     (a) First Year. Annual Fixed Rent for the First floor of the Premises and the ground floor of the Premises commencing on the Rent Commencement Date and ending at the close of the day preceding the first anniversary of the Rent Commencement Date (the "First Rental Adjustment Year) at the rate for the First floor of Sixty Two Thousand Three Hundred Eighty Six and 08/100 ($62,386.08) Dollars per annum, payable in advance, in monthly installments of Five Thousand One Hundred Ninety Eight and 84/100 ($5,198.84) Dollars each and at the rate for the ground floor of Twenty Two Thousand Seven Hundred Ninety Three and 04/100

($22,793.04) Dollars per annum, payable in advance in monthly installments of One Thousand Eight Hundred Ninety Nine and 42/100 ($1,899.42) Dollars each.

     4.1.2.1. Annual Fixed Rent for the Fourth Floor. In the event Lessee exercises its option pursuant to Article XVII, Section 17.1 the Annual Fixed Rent for said fourth floor shall be as follows:

     First Year. Annual Fixed Rent for the Fourth Floor of the Premises commencing on the date Tenant has the right to occupy the Fourth Floor of the Building (the "Fourth Floor Occupancy Date") and ending at the close of the day preceding the first anniversary of the Fourth Floor Occupancy Date (the "First Fourth Floor Rental Adjustment Year") at the rate of Thirty Three Thousand One Hundred Twenty One and 08/100 ($33,121.081 Dollars per annum, payable in advance, in monthly installments of Two Thousand Seven Hundred Sixty and 09/100 ($2,760.09) Dollars each.

     4.1.3. Annual Fixed Rent Adjustments. During the Initial Term of this Lease and in the event Tenant exercises any of its options to extend the term of this Lease in accordance with Article III, the Annual Fixed Rent for both the first floor and ground floor of the Premises during such initial and option terms shall be increased on every anniversary of the Rent Commencement Date for the next six years and then shall be increased every two years as described below. Each anniversary of the Rent Commencement Date shall be known as a Rental Adjustment Year as distinguished from a yearly anniversary from the Commencement Date, which is used for calculating the Lease and Option Terms or from the Fourth Floor Occupancy Date, which is used for calculating increases in the Annual Fixed Rent for the Fourth Floor of the Premises pursuant to Section
4.1.3.1. below.

          (a) Second Rental Adjustment Year. Annual Fixed Rent for the First floor of the Premises and the ground floor of the Premises commencing on the first day of the Second Rental Adjustment Year and ending at the close of the day preceding the second anniversary of the Rent Commencement Date at the rate for the First floor of Sixty Five Thousand One Hundred Ninety Four and 08/100 ($65,194.08) Dollars per annum, payable in advance, in monthly installments of Five Thousand Three Hundred Two and 84/100 ($5,432.84) Dollars each and at the rate for the ground floor of Twenty Three Thousand Eight Hundred Nineteen and 04/100 ($23,819.04) Dollars per annum, payable in advance in monthly installments of One Thousand Nine Hundred Eighty Four and 92/100 ($1,984.92) Dollars each.

          (b) Third Rental Adjustment Year. Annual Fixed Rent for the First floor of the Premises and the ground floor of the Premises commencing on the first day of the Third Rental Adjustment Year and ending at the close of the day preceding the third anniversary of the Rent Commencement Date at the rate for the First floor of Sixty Eight Thousand One Hundred Twenty Seven and 00/100 ($68,127.00) Dollars per annum, payable in advance, in monthly installments of Five Thousand Six Hundred Seventy Seven and 25/100 ($5,677.25) Dollars each and at the rate for the ground floor of Twenty Four Thousand Eight Hundred Ninety and 00/100 ($24,890.04) Dollars per annum, payable in advance in monthly installments of Two Thousand Seventy Four and 17/100 ($2,074.17) Dollars each.

          (c) Fourth Rental Adjustment Year. Annual Fixed Rent for the First floor of the Premises and the ground floor of the Premises commencing on the first day of the Fourth Rental Adjustment Year and ending at the close of the day preceding the fourth anniversary of the Rent Commencement Date at the rate for the First floor of Seventy One Thousand One Hundred Ninety Three and 00/100 ($71,193.00) Dollars per annum, payable in advance, in monthly installments of Five Thousand Nine Hundred Thirty Two and 75/100 ($5,932.75) Dollars each and at the rate for the ground floor of Twenty Six Thousand Ten and 00/100 ($26,010.00) Dollars per annum, payable in advance in monthly installments of Two Thousand One Hundred Sixty Seven and 50/100 ($2,167.50) Dollars each.

          (d) Fifth Rental Adjustment Year. Annual Fixed Rent for the First floor of the Premises and the ground floor of the Premises commencing on the first day of the Fifth Rental Adjustment Year and ending at the close of the day preceding the fifth anniversary of the Rent Commencement Date at the rate for the First floor of Seventy Four Thousand Three Hundred Ninety Seven and 00/100 ($74,397.00) Dollars per annum, payable in advance, in monthly installments of Six Thousand One Hundred Ninety Nine and 75/100 ($6,199.75) Dollars each and at the rate for the ground floor of Twenty Seven Thousand One Hundred Eighty One and 08/100 ($27,181.08) Dollars per annum, payable in advance in monthly installments of Two Thousand Two Hundred Sixty Five and 09/100 ($2,265.09) Dollars each.

          (e) Sixth and Seventh Rental Adjustment Years. Annual Fixed Rent for the First floor of the Premises and the ground floor of the Premises commencing on the first day of the Sixth Rental Adjustment Year and ending at the close of the day preceding the seventh anniversary of the Rent Commencement Date at the rate for the First floor of Seventy Seven Thousand Seven Hundred Forty Five and 00/100 ($77,745.00) Dollars per annum, payable in advance, in monthly installments of Six Thousand Four Hundred Seventy Eight and 75/100 ($6,478.75) Dollars each and at the rate for the ground floor of Twenty Eight Thousand Four Hundred Four and 00/100 ($28,404.00) Dollars per annum, payable in advance in monthly installments of Two Thousand Three Hundred Sixty Seven and 00/100 ($2,367.00) Dollars each.

          (f) Eighth and Ninth Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Sixth Rental Adjustment Year and ending at the close of the day preceding the sixth anniversary of the Rent Commencement Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the annual fixed rent payable pursuant to Article IV, Section 4.1.3. (e) above by one half (1/2) of the percentage increase in the United States Consumer Price Index, for U.S. Cities, All Urban Consumers (the "Index") for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (l/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Eighth and Ninth Rental Adjustment Years.

          (g) Tenth and Eleventh Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Eighth Rental Adjustment Year and ending at the close of the day preceding the eighth anniversary of the Rent Commencement Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for the Eighth and Ninth Rental Adjustment Years_by one half (1/2) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Tenth and Eleventh Rental Adjustment Years.

          (h) Twelfth and Thirteenth Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Tenth Rental Adjustment Year and ending at the close of the day preceding the tenth anniversary of the Rent Commencement Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for the Tenth and Eleventh Rental Adjustment Years by one half (1/2) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Twelfth and Thirteenth Rental Adjustment Years.

          (i) Fourteenth and Fifteenth Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Twelfth Rental Adjustment

Year and ending at the close of the day preceding the twelfth anniversary of the Rent Commencement Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for the Twelfth and Thirteenth Rental Adjustment Years by one half (12) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Fourteenth and Fifteenth Rental Adjustment Years.

          (j) Sixteenth and Seventeenth Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Fourteenth Rental Adjustment Year and ending at the close of the day preceding the fourteenth anniversary of the Rent Commencement Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for the Fourteenth and Fifteenth Rental Adjustment Years by one half (1/2) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Sixteenth and Seventeenth Rental Adjustment Years.

          (k) Eighteenth and Nineteenth Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Sixteenth Rental Adjustment Year and ending at the close of the day preceding the sixteenth anniversary of the Rent Commencement Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for the Sixteenth and Seventeenth Rental Adjustment Years by one half (1/2) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Eighteenth and Nineteenth Rental Adjustment Years.

          (1) Twentieth Rental Adjustment Year. Beginning with the yearly period commencing on the first day of the Eighteenth Rental Adjustment Year and ending at the close of the day preceding the eighteenth anniversary of the Rent Commencement Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for the

Eighteenth and Nineteenth Rental Adjustment Years by one half (12) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Twentieth Rental Adjustment Year.

     4.1.3.1. Annual Fixed Rent Adjustments; Fourth Floor. During the Initial Term of this Lease and in the event Tenant exercises any of its options to extend the term of this Lease in accordance with Article III, the Annual Fixed Rent for the Fourth Floor of the Premises during such initial and option terms shall be increased on every anniversary of the Fourth Floor Occupancy Date for the next eight years and then shall be increased every two years as described below. Each anniversary of the Fourth Floor Occupancy Date shall be known as a Fourth Floor Rental Adjustment Year as distinguished from a yearly anniversary from the Commencement Date, which is used for calculating the Lease and Option Term or from a Rent Commencement Date, which is used for calculating Annual Fixed Rent Adjustments for the first floor and ground floor of the Premises pursuant to Section 4.1.3. above.

     (a) Second Fourth Floor Rental Adjustment Year. Annual Fixed Rent for the Fourth Floor of the Premises commencing on the first day of the Second Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the second anniversary of the Fourth Floor Occupancy Date at the rate of Thirty Four Thousand Six Hundred Eleven and 00/100 ($34,611.00) Dollars per annum, payable in advance, in monthly installments of Two Thousand Eight Hundred Eighty Four and 25/100 ($2,884.25) Dollars each.

     (b) Third Fourth Floor Rental Adjustment Year. Annual Fixed Rent for the Fourth Floor of the Premises commencing on the first day of the Third Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the third anniversary of the Fourth Floor Occupancy Date at the rate of Thirty Six Thousand One Hundred Sixty Nine and 08/100 ($36,169.08) Dollars per annum, payable in advance, in monthly installments of Three Thousand Fourteen and 09/100 ($3,014.09) Dollars each.

     (c) Fourth Floor Rental Adjustment Year. Annual Fixed Rent for the Fourth Floor of the Premises commencing on the first day of the Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the fourth anniversary of the Fourth Floor Occupancy Date at the rate of Thirty Seven Thousand Seven Hundred Ninety Six and 04/100 $37,796.04) Dollars per annum, payable in advance, in monthly installments of Three Thousand One Hundred Forty Nine and 67/100 ($3,149.67) Dollars each.

     (d) Fifth Fourth Floor Rental Adjustment Year. Annual Fixed Rent for the Fourth Floor of the Premises commencing on the first day of the Fifth Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the fifth anniversary of the Fourth Floor Occupancy Date at the rate of Thirty Nine Thousand Four Hundred Ninety Seven and 04/100 ($39,497.04) Dollars per annum, payable in advance, in monthly installments of Three Thousand Two Hundred Ninety One and 42/100 ($3,291.42) Dollars each.

     (e) Sixth Fourth Floor Rental Adjustment Year. Annual Fixed Rent for the Fourth Floor of the Premises commencing on the first day of the Sixth Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the sixth anniversary of the Fourth Floor Occupancy Date at the rate of Forty One Thousand Two Hundred Seventy Five and_08/100 ($41,275.08) Dollars per annum, payable in advance, in monthly installments of Three Thousand Four Hundred Thirty Nine and 59/100 ($3,439.59) Dollars each.

     (f) Seventh and Eighth Fourth Floor Rental Adjustment Years. Annual Fixed Rent for the Fourth Floor of the Premises commencing on the first day of the Seventh Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the eighth anniversary of the Fourth Floor Occupancy Date at the rate of Forty Three Thousand One Hundred Thirty Two and 08100 ($3,132.08) Dollars per annum, payable in advance, in monthly installments of Three Thousand Five Hundred Ninety Four and 34100 ($3,594.34) Dollars each.

     (g) Ninth and Tenth Fourth Floor Rental Adjustment Years. Annual Fixed Rent for the Fourth Floor of the Premises commencing on the first day of the Seventh Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the eighth anniversary of the Fourth Floor Occupancy Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the annual fixed rent payable pursuant to Article IV, Section 4.1.3.1. (f) above by one half (1/2) of the percentage increase in the United States Consumer Price Index, for U.S. Cities, All Urban Consumers (the "Index) for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Ninth and Tenth Fourth Floor Rental Adjustment Years.

     (h) Eleventh and Twelfth Fourth Floor Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Ninth Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the ninth anniversary of the Fourth Floor Occupancy Date, a rental amount (the "CPI Rental

Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for the Ninth and Tenth Fourth Floor Rental Adjustment Years by one half (12) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Eleventh and Twelfth Fourth Floor Rental Adjustment Years.

     (i) Thirteenth and Fourteenth Fourth Floor Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Eleventh Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the eleventh anniversary of the Fourth Floor Occupancy Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for Eleventh and Twelfth Fourth Floor Rental Adjustment Years by one half (1/2) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Thirteenth and Fourteenth Fourth Floor Rental Adjustment Years.

     (j) Fifteenth and Sixteenth Fourth Floor Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Thirteenth Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the thirteenth anniversary of the Fourth Floor Occupancy Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for Thirteenth and Fourteenth Fourth Floor Rental Adjustment Years by one half (1/2) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Fifteenth and Sixteenth Fourth Floor Rental Adjustment Years.

     (k) Seventeenth and Eighteenth Fourth Floor Rental Adjustment Years=. Beginning with the yearly period commencing on the first day of the Fifteenth Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the fifteenth anniversary of the Fourth Floor Occupancy Date, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for Fifteenth and Sixteenth Fourth Floor Rental Adjustment Years by one half (1/2) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (12) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Seventeenth and Eighteenth Fourth Floor Rental Adjustment Years.

     (1) Nineteenth and Twentieth Fourth Floor Rental Adjustment Years. Beginning with the yearly period commencing on the first day of the Seventeenth Fourth Floor Rental Adjustment Year and ending at the close of the day preceding the seventeenth anniversary of the Fourth Floor Occupancy Date, a rental amount (the 'CPI Rental Amount") for said yearly period shall be calculated by increasing the Annual Fixed Rent for Seventeenth and Eighteenth Fourth Floor Rental Adjustment Years by one half (1/2) of the percentage increase in the Index for said yearly period. Thereafter for the next succeeding yearly period a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the previous yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the Nineteenth and Twentieth Fourth Floor Rental Adjustment Years.

     4.1.4. Payment Due Dates. Annual Fixed Rent shall be payable in advance, in equal monthly installments of l/12th of the Annual Fixed Rent on the first day of each calendar month from and after the Rent Commencement Date.

     4.1.5. Proration of Annual Fixed Rent for Partial Months. For any period that the Tenant is in possession of the Premises at the expiration of any term, Annual Fixed Rent and Additional Rent shall be prorated on a per diem basis for such period.

     4.1.6. Cessation of Index - No Decreases. In the event the Index ceases to be published a successor and comparable index shall be chosen by both parties. Said new index shall be used to calculate adjustments in the Annual Fixed Rent in the same manner as the Index as aforesaid from the date the Index ceased to be published. In the event in any yearly period the Index, or any substitute index decreases, in no event shall the calculations, being the CPI Rental Amounts, be reduced to less than the previous yearly figure.

     4 2. Additional Rent. Tenant covenants and agrees to pay, as Additional Rent, its Tenant's Proportionate Share of the taxes, betterment assessments and the like as set forth in Article V, the Parking Lot Taxes as defined in Article V, Section 5.6 and the operating expenses as set forth in Article XIX which may arise or become due during the Lease Term and the Landlord shall be indemnified and saved harmless by Tenant from and against the same.

     4.3. Other Charges. Tenant shall pay directly to the authority charged with collection thereof all permit and license fees, rates and other governmental impositions and charges of every kind, which shall during the Lease Term be charged, levied, assessed, imposed, become due and payable or liens upon or arise in connection with the use, occupancy, or possession of the Premises by Tenant, all such payments to be made not less than five (5) days prior to the last date on which the same may be paid without interest or penalty. Tenant shall promptly after payment thereof furnish Landlord with reasonable evidence of such payment.

     All taxes, charges, costs and expenses which Tenant assumes or agrees to pay under the provisions of this Lease, together with all interest and penalties that may accrue thereon in the event of the Tenant's failure to pay the same as herein provided, all other damages, costs and expenses which Landlord may suffer or incur, and any and all sums which may become due, by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease on Tenant's part to be performed shall be deemed Additional Rent and, in the event of non-payment, Landlord shall have all the rights and remedies herein provided in the case of non-payment of rent.

     44. Payment of Additional Rent. Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as Additional Rent in this Lease shall, following notice to Tenant, on or before the thirtieth
(30th) day after giving of such notice to Tenant, be paid by Tenant to Landlord, without any set-off or deduction, at Landlord's Original Address, or at such other location or address as Landlord may designate. Any such notice shall contain and specify in reasonable detail, an itemized breakdown for the basis of such Additional Rent. Upon request of Tenant, Landlord shall furnish Tenant with a copy of such invoices, bills and the like, except for petty cash and other small miscellaneous items, upon which it based its itemized breakdown.

     4.5. Penalty for Late payment of Rent. If payment of Annual Fixed Rent or Additional Rent are not received by the Landlord within seven (7) business days of the date when such are due under the provisions hereof, Tenant agrees to pay to Landlord as Additional Rent three percent (3%) of any amount due. Sums due hereunder shall be payable in addition to and not in exclusion of the additional remedies herein provided for to the Landlord.

     4.6. Survival of Rent Obligations. Any obligation of Tenant under this Article to pay Annual Fixed Rent or Additional Rent, which shall not have been performed at the expiration of the Term of this Lease, shall survive such expiration and shall be discharged by payment or payments in cash, as the amount of the same shall from time to time be determined to be due.


                                    ARTICLE V

                                  TAX PAYMENTS

     5.1. Tax Year. For the purpose of this Article V the term Tax Year shall mean the twelve-month period commencing on July 1, 1989 and ending June 30, 1990 and every twelve-month period commencing on July 1 of each year subsequent to said yearly period and ending on June 30 of the following calendar year.

     5.2. Definition of Taxes and Tax Parcel. For purposes of this Article V the term taxes shall mean any tax upon the Tax Parcel levied or imposed by any governmental tax authority as, in addition to, in lieu of, or as a substitute for, real estate taxes assessed on the date of this Lease and any increase in the same whether by reason of an increase in the real estate tax rate or the assessed valuation, or both of the Tax Parcel, or by reason of the levy, assessment or imposition of any tax, betterment, or assessment on any real estate as such not now levied, assessed or imposed. The term Tax Parcel shall mean the Building and the Real Property upon which it sits and as currently assessed as a separate parcel by the City of Lowell and as shown on the copy of the tax bill attached hereto as Exhibit D. Specifically excluded is the Real Property upon which sits the current parking lot, which is assessed as a separate parcel by the City of Lowell.

     5.3. Obligation to pay Tenant's Proportionate Share. Tenant shall be obligated to pay its Tenant's Proportionate Share of the taxes to Landlord as follows:

(a) Tenant shall pay to Landlord as Additional Rent, an amount, equal to (i) the total amount of the taxes for each Tax Year on the Tax Parcel multiplied by (ii) the Tenant's Proportionate Share apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

(b) Landlord shall submit to Tenant, not more than forty-five (45) days and not less than twenty (20) days prior to the last day on which real estate taxes or any installments thereon may be paid to the City of Lowell, or to any other governmental authority, without penalty or interest, a written notice set forth the amount of Tenant's payment due to Landlord. Landlord's failure to comply with the foregoing shall not be deemed a waiver by Landlord of Tenant's obligation to pay to Landlord any Additional Rent due hereunder. Within fourteen
(14) days after the receipt of such written notice, whether or not such statement shall be timely, Tenant shall pay to Landlord the payment required under (a) above.

(c) With respect to any Tax Year which shall commence prior to the Rent Commencement Date or extend beyond the Term of this Lease, any Additional Rent payable by Tenant shall be reduced to that proportion of such Additional Rent as the number of days remaining during the Term of this Lease and falling within such Tax Year bears to 365. In the event the first day of the Tax Year in the City of Lowell should be changed after the Rent Commencement Date to a day other than July 1 so as to change the twelve-month period comprising the Tax Year, in determining any Additional Rent to be paid by Tenant under this Article V, with respect to the real estate taxes for the period between July 1 and such changed first day of the Tax Year, the Tax Amount shall be multiplied by a fraction, the numerator of which shall be the number of days elapsing during such period, and the denominator of which shall be 365.

         5.4 Tax Refund. If Landlord shall receive any tax refund or reimbursement of taxes or amount in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof, after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided the Tenant is not then in default of any payments due under this Lease, an amount equal to such refund or reimbursement, or any amount in lieu thereof, multiplied by the Tenant's Proportionate Share but not exceeding the sum paid by Tenant as required under Section 5.3. above.

         Tenant shall have the right, if Landlord does not file for an abatement of real estate taxes, to apply at its sole cost and expense for an abatement of real estate taxes assessed against the Tax Parcel, in its own name or the name of the Landlord. If Tenant shall file an application for an abatement for any tax year, Tenant shall prosecute the same to final determination with due diligence and shall not without Landlord's written consent, which consent shall not be unreasonably withheld, settle, compromise or discontinue it. Landlord agrees to cooperate and furnish any pertinent information in its files to Tenant reasonably required by Tenant in prosecuting the abatement. If Tenant receives an abatement on the Tax Parcel, the cost and expense of obtaining the abatement shall be a first charge upon said abatement.

         5.5. Real Property and Future Building. Tenant and Landlord recognize that the taxes being paid by Tenant include only the taxes for the Tax Parcel They further recognize that under the terms of the National Park Service Lease that the Landlord may, but is not obligated to erect the Future Building upon a portion of the Real Property. In the event that Landlord does not erect said Future Building, and a park is built as contemplated by the National Park Service Lease, Tenant's obligation to pay its proportionate share of the taxes shall be construed to include any taxes assessed upon that portion of the Real Property from the date the park is constructed through the end of the Lease Term and that portion of the Real Property formerly being the parking lot, shall be then considered as part of the Tax Parcel.

     5.6. Parking Lot Taxes. Tenant and Landlord recognize that the Real Property upon which sits the current parking lot, is assessed as a separate tax parcel by the City of Lowell. From the Rent Commencement Date until such time as that parcel of land ceases to be used as a parking lot, Tenant agrees that it shall pay to Landlord, as Additional Rent, Thirty Eight and 10/100 (38.10%) percent of the real estate taxes (as defined in Section 5.2 above) for said separate parcel. For purposes of this Section 5.6, the definition in Section 5.1, the obligation to pay in Section 5.3. (b) and (c), the rights under Section
5.4 and the obligations under Section 5 7, shall all be applicable.

    5.7. Survival of Obligation. Any obligation of Tenant under this Article V to pay Additional Rent or on the part of Landlord to pay an amount to Tenant, which shall not have been performed at the expiration of the Lease Term, shall survive such expiration and shall be discharged by payment or payments in cash, as the amount of the same shall from time to time be determined to be due.


                                   ARTICLE VI

                             Utilities and Services

    6.1. Installation of Utilities and Services Provided by Landlord. Landlord shall provide, or cause to be provided, as part of the original installations leading to the Premises, the necessary mains, conduits, facilities and fixtures in order that all utility services may be furnished to the Premises. Landlord further represents that the electrical and heating and air conditioning facilities servicing the premises are reasonably adequate for general office and retail uses. In the event said facilities are not adequate, Landlord agrees to improve the same at its sole cost and expense so that they are adequate. Should Tenant require for its uses that such facilities have technical capabilities which exceed normal requirements, Tenant may improve the same at its sole cost and expense.

     Landlord will, without extra charge, except as provided herein, during the period the Tenant shall occupy the Premises under the terms hereof furnish elevator service, plumbing, electrical and heating and air conditioning facilities and fixtures to service the Premises and furnish electricity for lighting and lights for the Common Areas but not for the Premises. In addition to the above, Landlord agrees to clean the exterior of the windows in the Building at least four times during a calendar year.

     6.2. Utilities and Charges Therefor. Tenant agrees to pay or cause to be paid directly to the provider of or party charged with the collection of, all charges for water/sewer, gas, electricity, light, heat, and power, telephone, or other service used, rendered or supplied to or for the Tenant upon or in connection with the Premises throughout the term of this Lease, and to indemnify Landlord and save it harmless against any liability or damages on such account. Landlord has installed separate utility meters for the Premises and other separate utility meters throughout the Building for other tenant spaces and shall, in any lease or other rental agreements for space within the Building, require each tenant to be responsible for the payment of all utility charges incurred by them. The Landlord has installed separate utility meters for the common areas of the Building the charges therefore are to be paid, in part by Tenant pursuant to Article XIX. It is understood and agreed that, notwithstanding the fact that Landlord shall supply and furnish such utilities to the Premises, Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.


                                   ARTICLE VII

                          CARE OF PREMISES AND REPAIRS

     7.1. Tenant Repairs. Tenant shall act with care in its use and occupancy of the Premises and the fixtures therein and, at Tenant's sole cost and expense, shall make all repairs and replacements to the Premises, structural or otherwise, necessitated or occasioned by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person.

     Without affecting Tenant's obligations set forth in the preceding sentence, Tenant, at Tenant's sole cost and expense, shall also make all repairs and replacements, as and when necessary, to Tenant's Special Installations (including but without being limited to any signage on the doors or windows) and to any alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. In addition to the foregoing, all damage or injury to the Premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures, or other property by Tenant, or caused by Tenant for any reason whatsoever, shall be repaired, restored or replaced promptly by Tenant to the reasonable satisfaction of Landlord at Tenant's sole cost and expense. All such aforesaid repairs, restoration and replacements shall be in quality and class equal to the original work or installation. Upon receipt of Tenant's written request Landlord may, at its sole election, cause to be made available proceeds of Landlord's insurance for repair, in whole or in part, of any such damage or injury to the Building or to its fixtures, appurtenances, or equipment.

     In the event that Tenant neglects or fails to make such repairs and replacements as aforesaid, Landlord shall make such repairs and replacements at Tenant's expense; and, Tenant shall, upon written notice from Landlord, reimburse Landlord for all reasonable costs and expenses paid or incurred by Landlord in effecting such repairs and replacements.

     7.2. Landlord Repairs. Except as otherwise provided in Section 7.1. of this
Article VII,  Landlord shall make the following  repairs as and when  necessary:
(i) structural repairs to the Premises and Building; (ii) repairs required in order to provide the elevator, plumbing, electrical, heating and air conditioning services to be furnished by Landlord pursuant to this Lease; (iii) repairs to exterior portions of the Building, including the walls, windows and roof thereof; and (iv) other repairs to the Building necessary for Tenant's use and enjoyment of the Premises. Landlord's obligations under the immediately preceding sentence shall not accrue until after either written notice by Tenant to Landlord of the necessity for any specific repair or at such time as the need to make repairs becomes reasonably evident to Landlord. Landlord shall have a reasonable period of time to respond in effectuating any such repairs and shall prosecute such repairs with all reasonable speed and due diligence.

     7.3. Tenant to Insure Its Own Special Installations and Personal Property. All personal property of the Tenant or Special Installations in the Premises or in the Building shall be at the sole risk of the Tenant and Tenant shall, throughout the Term of this Lease, keep same insured against all loss or damage by fire or other casualty. The Landlord shall not be liable for any injury or damage to Tenant or its employees, invitees, occupants or persons in or on the Premises or to the property of Tenant resulting from the use of the heating, cooling, electrical or plumbing apparatus or any other cause except that caused by Landlord's negligence. Landlord shall not, in any event, be liable for damages or injury resulting from water, steam or other causes except that caused by Landlord's negligence. Tenant hereby expressly releases Landlord from any liability incurred or claimed by reason of such damage or injury except that caused by Landlord's negligence. Landlord shall not be liable in damages nor shall this Lease be affected for conditions arising or resulting (and which may affect the Building of which the Premises are a part) due to construction on contiguous premises.

     7.4. Personal Injury and Property Damage Within the Leased Premises. The Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the Tenant's business to be conducted in the Premises. The Landlord shall not be liable for any accident or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of the Tenant in said Premises. The Tenant agrees to hold the Landlord harmless against all such claims.


                                  ARTICLE VIII

                          TENANT'S ADDITIONAL COVENANTS

     8.1. Affirmative Covenants. Tenant covenants at its expense, at all times during the Lease Term and such further time as Tenant occupies the Premises or any part thereof as follows:

     8.1.1. Permitted Uses. To use the Premises for banking rooms and offices (including all other uses and functions authorized for a bank under the laws of the United States and the Commonwealth of Massachusetts and including use of automatic teller machines and drive-up windows brokerage and insurance services, general office space, professional uses and retail uses, except for retail uses which sell food. Tenant may use portions of the Premises for storage if it so desires.

     8.1.2. Rules and Regulations. To store all trash and refuse within the Premises and to be responsible for disposing of the same; to keep all drains inside the Premises clean; to receive supplies only in the manner and areas designated by Landlord; and to comply with such other reasonable rules and regulations as established by Landlord from time to time, provided said rules and regulations do not add additional cost to Tenant or interfere with Tenant's normal business operations.

     8.1.3. Maintenance. At Tenant's expense to keep the interior of the Premises including all glass in windows and doors, Tenant's Special Installations-and all permitted signs, clean, neat and in good order, repair and condition and to replace any glass in the interior of the Premises or as installed as part of Tenant's Special Installations, but not that glass contiguous to the exterior of the Building, which may be damaged or broken with glass of the same quality. Tenant shall have the right to clean the exterior glass and windows of the Premises at any time and at its sole cost and expense. Tenant's obligation to maintain as set forth above is excepted due to damage by fire, other casualty and reasonable wear and tear.

     8.1.4. Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises after Tenant has received a Certificate of Occupancy, necessitated or required by any law or ordinance or any order or regulation of any governmental authority applicable on account of Tenant's use of the Premises; to keep the Premises equipped with all safety appliances so required because of such use; to procure any licenses and permits required for any such use; to pay all municipal, county or state taxes assessed against the leasehold interest hereunder, or personal property of any kind owned by or placed in, upon or about the Premises by Tenant; and to comply with the orders and regulations of all governmental authorities, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord written notice thereof. In the event of such contest, Tenant shall indemnify and hold harmless the Landlord from any fines, penalties, or other liability arising therefrom.

     8.1.5. Payment for Tenant Work. To pay promptly when due the entire cost of any work to the Premises undertaken by Tenant and to bond against or discharge any liens for labor or materials within fourteen (14) days after written request by Landlord; to procure all necessary permits before undertaking such work; and to do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements.

     8.1.6. Liability Insurance. To maintain in responsible companies qualified to do business in the state in which the Building is located and in good standing therein public liability insurance covering the Premises insuring Landlord as well as Tenant with limits at least equal to those stated in Article I, Section 1.1 and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be canceled until after 14 days' written notice to Landlord.

     Tenant will maintain general comprehensive public liability insurance with respect to the Premises and its appurtenances, naming Landlord and Tenant as insures on an occurrence basis, in amounts not less than $1,000,000 with respect to injuries or damages to any one person and not less than $1,000,000 with respect to injuries suffered in any one accident, and not less than $1,000,000 with respect to property damage, occurring upon, in or about the Premises or arising out of the Tenant's use of the Premises. Tenant shall deliver to Landlord the policies of such insurance, or certificates thereof for the Building, simultaneously with the execution hereof and for the Premises at least fourteen (14) days prior to the Commencement Date and for each renewal policy or certificate thereof, at least fourteen (14) days prior to the expiration of the policy it renews. Each such policy shall provide that it may not be modified or canceled without at least fourteen (14) days' written notice to Landlord. All policies of insurance to be maintained by Tenant under this Lease shall be written by responsible insurance companies authorized to do business in the

Commonwealth of Massachusetts and shall name Landlord and Tenant as insureds as their respective interests may appear.

     8.1.7. Tenant Conformance to Property Insurance Requirements. Tenant shall not do or permit to be done any act or thing upon the Premises or elsewhere in the Building or the Real Property which will invalidate or be in conflict with the Massachusetts standard form of fire, boiler, water damage or other insurance policies covering the Premises, Building, or Real Property, and will not bring or keep anything on the Premises, Building or Real Property which shall increase the rate of any such insurance policy or obstruct or interfere with the rights of other tenants of the Real Property or Building or in any way injure or annoy them or those having business with them. Tenant shall comply, in the conduct of its business and in the making of any alterations, with all rules, orders, regulations or requirements of the local Board of Fire Underwriters and the New England Fire Insurance Rating Association or any other body having a similar function and exercising jurisdiction over the Real Property, the Premises or the Building.

     8.1.8. Landlord's Right to Enter. Landlord shall have the right to enter upon the Premises, without charge, during business hours and, in case of emergency, at any time, to examine, inspect or protect the same, to show the Premises to prospective purchasers or tenants provided, that if showing the Premises to prospective tenants, the same may not be done except within sixty
(60) days of the end of the Lease Term, to make or facilitate any repairs, alterations, additions or improvements to the Premises or the Building, including, but without limitation, to install and maintain in and remove from the Premises pipes, wires and other conduits, and Tenant shall not be entitled to any abatement or reduction of rent or damages b reason of any of the foregoing. Except in case of emergency, any such access shall be performed in such a manner so as to interfere as little as reasonably possible with the operation of the business being conducted in the Premises and only upon at lease twenty four (24) hours advance written notice.

     In cases where Landlord shall have the right to enter the Premises, it is understood that Landlord shall comply with any security arrangements established from time to time by Tenant, and Tenant agrees that it will always provide Landlord entry upon the Premises upon reasonable notice, under general supervision by an employee of Tenant and, in case of emergency, immediate entry into the Premises under such supervision.

     In the event Landlord is making any repairs, alterations, additions or improvements and the same are made during nonbusiness hours and are of such an extraordinary nature the Tenant's normal security is reasonably inadequate, then any additional security reasonably required by Tenant shall be paid for by Landlord.

     8.1.9. Yield Up of the Premises. At the Termination Date of the Initial Term, or at the expiration of any Option Term, or earlier termination of this Lease the Tenant shall remove all trade fixtures and personal property and all interior partitions installed by Tenant and such other installations made by Tenant as Landlord may request, and to repair any damage caused by such removal, and to surrender all keys to the Premises and yield up the Premises, broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease excepting only reasonable wear and tear, damage by fire and/or other insured casualty or conditions requiring repair by Landlord at Landlord's expense. Landlord shall give Tenant notice, after the termination of this Lease of any property of Tenant's not so removed. Tenant shall have thirty (30) days after Landlord sends such notice to remove its property and if Tenant does not remove its property within thirty
(30) days, it shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, the cost of such removal and disposal to be born by Tenant.

     8.2. Negative Covenants. Tenant covenants at all times during the Initial Term and any Option Term and such further time as Tenant occupies the Premises or any part thereof as follows:

     8.2.1. Assignment, Subletting, Etc.

     (a) Tenant will not sell, assign or transfer this Lease, in whole or in part, or sublease all or any part of the Premises, or permit the use or occupation of all or any part of the Premises by any concessionaire or licensee without, on each and every occasion, first obtaining Landlord's written consent, which consent with respect to assignees or sublessees will not be unreasonably withheld. Landlord's withholding of consent shall be deemed reasonable if, in Landlord's reasonable discretion, the proposed assignee or sublessee is not a creditworthy tenant or if the proposed use of the premises is not similar to the permitted uses allowed hereunder. The previous sentence is not to be construed as preventing Landlord from withholding consent for any other valid reason. In connection with any request by Tenant for such consent to sublet or assign, Tenant shall submit to Landlord, in writing a statement containing the name of the proposed subtenant or assignee, such information as to its financial responsibility and standing as Landlord may require, and all of the terms and provisions upon which the proposed sub-letting or assignment is to be made, and, in the case of a sublease, unless the proposed sublet area shall constitute an entire floor or floors, such statement shall be accompanied by a floor plan delineating the proposed sublet area. If the rent received by Tenant on account of a sublease of all or any portion of the Premises exceeds the Annual Fixed Rent and Additional Rent allocated to the space subject to the sublease in the proportion of the area of such space to the area of the entire Premises, plus actual out-of-pocket expenses incurred by Tenant in connection with Tenant's subleasing of such space, including brokerage commissions and the cost of preparing such space for occupancy by the subtenant, Tenant shall give Landlord notice of the same and Landlord shall have the option, exercised within thirty (30) days to assume the sublease and release Tenant from its obligations hereunder with respect to the subleased space. In the event Landlord does not exercise its option Tenant shall have the right to receive any excess rent.

     (b) Notwithstanding the foregoing provisions of this Section 8.2.1. to the contrary, Tenant shall have the privilege without the necessity of obtaining the consent of Landlord, to assign its interest in this Lease to any corporation which is a successor to Tenant, either by purchase of Tenant's assets or by merger or consolidation, or to an Affiliate of Tenant. The term "Affiliate of Tenant" for the purposes of this paragraph shall mean any corporation, partnership, trust, association or other business organization, directly or indirectly (through other entities or otherwise) owned or controlled by, owning or controlling or under common ownership and control with Tenant. It is recognized by the parties that Whitelaw Corporation, Inc. is not a bank and that Whitelaw Corporation, Inc. and its principal, George L. Duncan are in the process of forming a bank and that upon such formation, this lease is to be assigned to the bank and said assignment shall be allowed hereunder. However, no such assignment shall be valid unless, within fourteen (14) days after the execution thereof, Tenant shall deliver to Landlord (i) a duplicate original instrument of assignment in form reasonably satisfactory to Landlord, duly executed by Tenant, and (ii) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall agree to observe and perform, and to be personally bound by all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, whether or not accruing prior to or after the date of such assignment and whether or not relating to matters arising prior to such assignment.

     (c) If Tenant's interest in this Lease is assigned or sublet, whether or not in violation of the provisions of this Section 8.2.1. Landlord may collect rent from the assignee or sublessee; if the Premises or any part thereof are subject to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article, Landlord, after default by Tenant under this Lease, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the net amount collected to the rents reserved in this Lease, but neither any such assignment, sub-letting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application, shall be deemed a waiver of any term, covenant or condition of this Lease, or the acceptance by Landlord of such assignee, subtenant, occupant, or user as Tenant. The consent by Landlord to any assignment or subletting shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord to any further assignment or sub-letting. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Premises or be deemed to constitute, or serve as a substitute for, any prior consent of Landlord required under this Section, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord's will by notice to Tenant. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part hereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this paragraph, nor any application of any such rent as provided in this paragraph shall, in any circumstances, relieve Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

     (d) Tenant shall pay to Landlord promptly, as Additional Rent, all reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent required under this Section 8.2.1 up to an amount not to exceed $2,000.00 in connection with each request.

     (e) Any attempted assignment, transfer, mortgage, sublease, pledge or other encumbrance done without the Landlord's prior written consent shall be void.

     (f) No assignment, transfer, mortgage or other encumbrance, whether or not approved and no indulgence granted by Landlord shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder and no approval given in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in the case of any other assignment.

     8.2.2. Overloading, Nuisance, Etc. Not to injure, overload, deface or otherwise harm the Premises or the Building; nor suffer any waste; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor burn any trash or refuse within the Building, nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the cost of any of Landlord's insurance; nor store or dispose of trash or refuse, on, or otherwise obstruct, the driveways, walks, malls, parking areas and other common areas in the Building; nor park trucks or delivery vehicles outside the Building so as to interfere unreasonably with the use of any driveways, walks, malls or parking areas.

     8.2.3. Installation, Alteration or Additions. Not to take any structural repairs or structural alterations nor make any installations, alterations, improvements or additions which obstruct the windows and the view looking from the exterior of the Premises inward without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance.

     All nonstructural repairs, installations, alterations, improvements or additions may be performed by Tenant or the bank to whom it will be assigning this lease without Landlord's consent. No other assignees, sublessees or other successors in interest to Tenant may make any structural repairs, installations, alterations, improvements or additions (except for the installation of office furniture dividers, partitions, drapery and rugs or of fixtures necessary for the conduct of its business and which are minor and nonstructural in nature) without on each occasion obtaining prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance, except that Landlord shall not unreasonably withhold consent for nonstructural repairs, alterations and improvements which do not obstruct the windows and the view looking from the exterior of the Premises inward.

     All such repairs, alterations, installations, improvements and additions shall become the property of the Landlord, provided, however, all articles of personal property installed by Tenant including but not limited to office systems, check writing desks, vault and vault doors, wall systems and the like, and all business machinery and equipment and appurtenances thereto and furniture owned or placed by Tenant (referred to herein as "Tenant Special Installations") in the Premises shall remain the property of Tenant and may be removed by Tenant at any time, provided that Tenant, at its expense, shall repair to the reasonable satisfaction of Landlord any damage to the Premises or Building caused by such removal. Landlord may elect to require Tenant to remove all or any part of the Tenant Special Installations at the expiration of this Lease, in which event such removal shall be done at Tenant's expense and Tenant shall, at its expense, repair any damage to the Premises or Building caused by such removal. If Tenant does not remove its property as aforesaid, such property shall, if Landlord elects, be deemed to become Landlord's property.

    Tenant will procure all necessary permits before making any repairs, installations, alterations, additions, improvements or removals. Landlord agrees that it will cooperate with Tenant in obtaining such permits. Tenant agrees that all repairs, installations, alterations, improvements and removals done by it or anyone claiming under it shall be done in a good and workmanlike manner, that the same shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction, that the structure of the Premises or Building will not be endangered or impaired and that Tenant will repair any and all damage caused by or resulting from any such repairs, installations, alterations, additions, improvements or removals, including, but without limitation, the filling of holes. Tenant agrees to pay promptly when due all charges for labor and materials in connection with any work done by Tenant or anyone claiming under Tenant upon the Premises or Building so that the Premises and Building shall at all times be free of liens. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, any and all claims for injury, loss or damage to person or property caused by or resulting from the doing of any such work.


                                   ARTICLE IX

                          LIABILITY AND INDEMNIFICATION

     9.1. Landlord Liability. Except for damage or injury arising from any negligence, gross negligence or willful misconduct of the Landlord, Landlord shall not be liable for any damage or injury to any person or to personal property of Tenant or of any person, done or occasioned by or from the heating, elevator, ventilating or air conditioning systems, electric wiring, plumbing, dampness, water, gas, steam, or other pipes or sewage, or the breaking of any electric wire, the bursting, leaking or running of water from any tank, washstand, water closet OI waste pipe, radiator, or any other pipe in, above, upon, or about the Building or the Premises, or which may at any time hereafter be so placed; or for any injury or damage to persons or property, including Tenant's Special Installations, Tenant's Alterations, or Tenants personal property occassioned by fire, explosion, falling plaster, electricity, smoke or wind, or water, snow, or ice going upon or coming through or from the street, roof, sub-surface, windows or otherwise; or for any damage or injuries to persons or property arising from acts or neglect of any tenant, occupant of, or visitor of the Building, or any owners or occupants of adjacent or contiguous property, or for the loss or theft of any property of Tenant however occurring, including loss of property entrusted to employees of Landlord. Landlord shall not be liable for any latent defects in the Premises or the Building. In no event shall Landlord be liable for any loss the risk of which is covered by Tenant's insurance, subject to the provisions of Article VIII, Section 8.1.6.

     9.2. Tenant Indemnification of Landlord. Tenant agrees to save Landlord harmless and shall exonerate, defend and indemnify Landlord from and against, any and all claims, liabilities, losses, damages, costs, expenses and penalties, of whatsoever nature, arising from any act, omission, or negligence of Tenant or Tenant's employees, agents, contractors, suppliers, licensees, customers, or visitors; or arising from any accident, injury or damage whatsoever caused to any person, including death, or to the property of any person, which shall occur during the Term of this Lease in or about the Premises, or which shall arise from any accident, injury or damage occurring outside of the Premises but in or about the Building (and, without limiting the generality of the foregoing, on or about the elevators, staircases, public corridors, sidewalks, approaches, roof, or other appurtenances and facilities used in connection with the Building or the Premises), where such accident, damage or injury result or is claimed to have resulted from an act, omission, misconduct or negligence on the part of Tenant or Tenant's agents, servants, employees, suppliers, licensees, visitors, or customers; and Tenant shall save Landlord harmless and shall indemnify Landlord from and against any and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord by reason of any failure of Tenant to observe any of Tenant's obligations, covenants, and agreements hereunder.

     9.3. Tenant Damage of Premises or Building. All damage or injury to the Premises or the Building or to its fixtures, appurtenances and equipment caused by moving the property of Tenant into, out of or within said Building and all damage otherwise caused by Tenant or by the agents, servants, employees and visitors of Tenant shall be repaired, restored or replaced by the Tenant, at the sole expense of the Tenant. In the event that the Tenant shall neglect or fail to do so then the Landlord shall have the right but not the obligation to make such necessary repairs, alterations and replacements (structural, nonstructural or otherwise) and any charge or cost so incurred by the Landlord shall be paid by the Tenant as Additional Rent within fourteen (14) days after presentation of a statement therefor.

     9.4. Landlord Indemnification of Tenant. Landlord to save Tenant harmless and shall exonerate, defend and indemnify Tenant from and against, any and all claims, liabilities, losses, damages, costs, expenses and penalties, of whatsoever nature, arising from any negligence, gross negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors, suppliers, licensees, customers or visitors; or arising from any accident, injury or damage whatsoever caused to any person, including death, or to the property of any person, which shall occur during the Term of this Lease in or about the Premises, or which shall arise from any accident, injury or damage occurring outside of the Premises but in or about the Building (and without limiting the generality of the foregoing, on or about the elevators, staircases, public corridors, sidewalks, approaches, roof, or other appurtenances and facilities used in connection with the Building or the Premises), where such accident, damage or injury results from the negligence, gross negligence or willful misconduct on the part of Landlord or Landlord's agents, servants, employees, suppliers, licensees, visitors or customers; and Landlord shall save Tenant harmless and shall indemnify Tenant from and against any and all costs and expenses (including reasonable attorneys' fees) incurred by Tenant by reason of any failure of Landlord to observe any of Landlord's obligations, covenants and agreements hereunder.


                                    ARTICLE X

                        DAMAGE BY FIRE OR OTHER CASUALTY

     10.1. In the event of loss of, or damage to, the Premises or the Building by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:

     (a) If as a result of fire or other casualty (whether insured against by Landlord or not) less than one half (1/2) of the Building is rendered untenantable in accordance with the National Park Service Lease, Landlord shall replace or restore the Premises and shall construct and develop buildings and improvements in accordance with the National Park Service Lease. If the Premises or any part thereof shall be rendered untenantable by reason of such damage, whether to the Premises or the Building, the Annual Fixed Rent (and Additional rent and any payments by landlord to tenant, as the case may be, pursuant to Article IV) shall thereafter be suspended or abated proportionately according to the nature and extent to which the Premises shall have been rendered untenantable for such period from the date of such damage to the date when such damage shall have been repaired for the portion of the Premises rendered untenantable. However, if prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenatantable and shall be used or occupied by Tenant or any person or persons claiming though or under Tenant, then the amount by which the Annual Fixed Rent shall abate shall be equitably apportions for the period from the date of any such use.

     (b) If as a result of fire or other casualty (whether insured against by Landlord or not) more than one-half (1/2) of the Building is rendered untenantable in accordance with the national Park Service Lease, Landlord or tenant may terminate this Lease upon notice to the other party given within sixty (60) days after such fire or other casualty specifying a date, not less than twenty (20) days nor more than forty (40) days after the giving of such notice, on which the Term of this Lease shall expire as fully and completely as if such date were the date originally fixed for the expiration of the term of this lease. If Landlord does not elect to so terminate this Lease, then Landlord shall proceed to repair the damage to the Building in accordance with the national Park Service Lease, and the Annual Fixed Rent, if Tenant does not terminate, shall meanwhile be apportioned and abated, all as provided in paragraph (a) of this Article X.

     (c) In the event a fire or other casualty renders more than one-half (1/2) of the Building untenantable in accordance with the National Park Service Lease, and Landlord exercises its option to terminate this Lease pursuant to section (b) above, then Landlord agrees that, if Tenant desires, it shall contact the National Park Service and request that it be allowed to transfer or assign the National Park Service Lease to Tenant so that Tenant may proceed to repair the damage to the Building. Landlord's obligations hereunder are expressly conditioned upon Landlord receiving a release from the National Park Service of its obligations under the National Park Service lease in the event the assignment to Tenant is consented to.

          In connection with such assignment Landlord agrees that if Landlord's mortgagee, if there be one, allows the insurance proceeds to be collected to repair the Building and they exceed the outstanding mortgages and other liens of record, then such excess proceeds after payment of the outstanding mortgages and other liens, shall, at the option of Tenant, either 1) be lent to Tenant by Landlord for the repair of the building and to be secured by a note and leasehold second mortgage for a term of ten years with principal fully amortized over that time at the rate of prime plus two (2) percent with a loan to value ratio of Landlord's second mortgage combined with the first mortgage not to exceed ninety (90%) and upon other commercially reasonable terms, or 2) be invested by Landlord with Tenant in an equity position in the Building, provided Landlord and Tenant can agree on all of the terms and conditions of such an equity position.

          In connection with such assignment Landlord agrees that if the Landlord's mortgagee, if there be one, allows the insurance proceeds to be collected to repair the Building and they are less than the outstanding mortgages and other liens of record, then Landlord shall be obligated to make such assignment free and clear of outstanding mortgages and other monetary liens In the event the mortgagee does not allow insurance proceeds to be collected to repair the Building or if there are no excess proceeds, then Landlord shall have no obligation to lend or invest said proceeds with or to Tenant.

     (d) Landlord shall not be required to repair or replace any of Tenant's personal property, and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building, or from Unavoidable Delays in such repair or restoration, but the foregoing should not be deemed to relieve Landlord of liability for its breach of any covenant of this Lease.

     (e) The provisions of this Article X shall be considered an express agreement governing any instance of damage or destruction of the Building or the Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.

     (f) Notwithstanding anything to the contrary set forth in subsections (a) through (e) above, if, prior to the Rent Commencement Date, the Premises or any part thereof shall be damaged to the extent of twenty five (2 more by fire or other casualty, Tenant may Lease upon notice to Landlord given within fourteen (14) days after such fire or other casualty and after giving such notice, the Term of this Lease shall expire as fully and completely as if such date were the date originally fixed for the expiration of the term of this Lease.


                                   ARTICLE XI

                                  CONDEMNATION


     11.1. Event of Taking. In the event of a Taking of the whole of the Premises, this Lease and the Term of this Lease shall terminate as of the date of such Taking. If only a part of the Premises shall be so taken, then, at Landlord's option, Landlord may terminate the Lease upon thirty (30) days' prior written notice to Tenant; provided, however, if Landlord does not so elect to terminate, then this Lease and the Term of this Lease shall continue in force and effect, but, from and after the date of such partial Taking, the Annual Fixed Rent shall be equitably reduced on the basis of the portion of the Premises so taken and Landlord shall use its best efforts to put the remaining portion of the Premises in tenantable condition.

     11.2 Right to Receive Awards. Landlord shall have the exclusive right to receive any and all rights to compensation and awards made for damages to the Property, Premises, Building and leasehold hereby created, or for any one or more of them, accruing by reason of a Taking or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's right to such awards, and covenants to deliver such further assignments and assurances thereof as landlord may from time to time request, hereby irrevocably designating and appointing Landlord as Tenant's attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. However, Tenant reserves any rights to any award for its moving or relocation expenses or to any other special award not constituting part of the compensation for the Property and not diminishing the amount of the award to which Landlord would otherwise be entitled.

                                   ARTICLE XII

                        FIRE INSURANCE/PROPERTY INSURANCE

     12.1. Landlord Insurance. Landlord shall, throughout the Lease Term, at its expense, keep the Building insured against all loss or damage by fire with so-called "extended coverage" endorsements in such amount as any first Mortgagee may require. At a minimum, Landlord shall maintain general comprehensive public liability insurance with respect to the Building and its appurtenances, naming Landlord and Tenant as insureds on an occurrence basis, in amounts not less than $1,000,000.00 with respect to injuries or damages to any one person and not less than $1,000,000.00 with respect to injuries suffered in any one accident and not less than $1,000,000.00 with respect to property damage, occurring upon, in or about the Building or arising out of the Landlord's use of the Building.

     12.2. Tenant Insurance. Tenant shall, throughout the Lease Term, at its expense, keep Tenant's personal property and Special Installations in and about the Premises insured against all loss or damage by fire with extended coverage in an amount sufficient to prevent Tenant from becoming a co-insurer.


                                  ARTICLE XIII

                                    DEFAULTS

     13.1. Events of Default. If Tenant shall default in performance of any of its obligations to pay rent, Annual Fixed Rent, Additional Rent or any payments due hereunder, and if such default shall continue for fifteen days after written notice from Landlord thereof, or if within thirty days after written notice from Landlord to Tenant specifying any other default or defaults, Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, in either case then, Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law enter into and upon the Premises or mail a notice of termination addressed to Tenant at Tenant's Original Address as specified in Article I, Section 1, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate.

     13.2. Remedies. In the event that this lease is terminated under any of the provisions contained in Articles XI or XII or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay punctually to Landlord all sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to landlord as net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, 211 repossession costs, brokerage commissions, fees for legal services and expenses of repairing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and (ii) make such removals and repairs in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under any reletting shall operate or be construed, to the extent permitted by law, to release or reduce the Tenant's liability as aforesaid

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

     13.3. Remedies Cumulative. The specific rights or remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant, as the case may be, may be lawfully entitled to in case of any breach or threatened breach by either of them of any provisions of this Lease. No mention in this Lease of any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any other action to which it may otherwise be entitled either at law or equity.

     13.4. Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, following thirty days' prior written notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fee, in curing a default shall be paid by Tenant to Landlord on demand.

     13.5. Effect of Waivers of Default. The failure of either party to seek redress for violation of, or to insist upon the strict and literal performance of any term, covenant or condition of this Lease, shall not be deemed a waiver of such violation or a relinquishment for the future of such covenant, right or option, nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, but the same shall remain in full force and effect. The receipt by Landlord of rent, with or without knowledge of the breach of any term, covenant or condition hereof shall not be deemed a waiver of such breach. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing.

     13.6. Landlord's Default. Except for breach by Landlord of the covenant of quiet enjoyment, Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of fifteen (15) days after written notice has been given by Tenant to Landlord specifying the nature of Landlord's default. In the event of any such default which prevents the Tenant or its subtenant(s) from conducting their usual business, if Landlord has not commenced to cure any such default on or before the expiration of said fifteen (15) days, Tenant may elect either: (a) to terminate this Lease entirely or as to any portion of the Premises affected by the default by giving written notice thereof to Landlord, whereupon this Lease shall be terminated for those portions of the Premises specified in the notice and the obligations of Tenant hereunder shall thereupon cease or (b) may cure such defaults at the Landlord's expense.

     13.7. Landlord's Default Under National Park Service Lease. Landlord and Tenant recognize that under the National Park Service Lease, Section 21 that the National Park Service has granted to Landlord's mortgagee a right of notice of defaults and an opportunity to cure. Landlord agrees to use good faith efforts to secure an amendment to the National Park Service Lease similar to said
Section 21 which grants to Tenant a right of notice of defaults and an opportunity to cure. Failure to secure such an amendment shall not be deemed to be a breach of Landlord's obligations hereunder. In the event said amendment is secured, Tenant shall have the right to cure pursuant to Section 13.6 above. In the event said amendment is not secured Landlord agrees to give Tenant notice of any default notices it receives under the National Park Service Lease and Tenant shall have the right to cure a default by Landlord under the National Park Service lease at Landlord's expense, except that Landlord cannot guarantee said right to cure will be recognized by the National Park Service.


                                   ARTICLE XIV

                                   SUBROGATION

     14.1. Waiver of Subrogation. The Landlord hereby releases the Tenant, to the extent of the Landlord's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the Tenant or its agents, provided, however, this release shall be in full force and effect only with respect to loss or damage occurring during such time as the Landlord's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of the Landlord to recover thereunder. The Landlord agrees that its fire and other casualty insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as the Tenant pays such extra cost. If extra cost is chargeable therefor, the Landlord will advise the Tenant thereof and of the amount thereof. The Tenant at its election may pay the same, but shall not be obligated to do so.

     The Tenant hereby releases the Landlord to the extent of the Tenant's insurance coverage, from any and all liability for any loss or damage caused by fire or other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the Landlord or its agents, provided, however this release shall be in force and effect only with respect to loss or damage occurring during such time as the Tenant's policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant to recover thereunder. The Tenant agrees that its fire and other casualty insurance policies will include such a clause as long as same is includable without extra cost, or if extra cost is chargeable therefor, so long as the Landlord pays such extra cost. If extra cost is chargeable therefor, the Tenant will advise the Landlord thereof and of the amount thereof. The Landlord at its election, may pay the same, but shall not be obligated to do so.

     Each party hereby waives all rights of recovery against other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss of injury over the amount recovered by such insurance. Neither party shall acquire as insured under any insurance carried by the other any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to the other party any checks or other instruments in payment of loss in which it is named a payee.


                                   ARTICLE XV

                               RIGHTS OF MORTGAGEE

     15.1. Rights of Mortgagee and Subordination. Unless 1andlord exercises the option set forth in Section 15.2 below, this Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other encumbrance on the Premises, Real Property or the Building, hereinafter in this
Article XV referred to as "the mortgaged premises." No holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall have entered as mortgagee in possession or until such holder shall have acquired indefeasible title t the Real Property and the Building and then only subject to and with the benefit of the provisions of
Article III No Annual Fixed Rent, Additional Rent or any other charge shall be paid more than ten days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee. The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article XV) constitute a continuing offer to any person, corporation or other entity becoming the mortgagee of the mortgaged premises, and such mortgagee is hereby constituted an obligee of Tenant to the same extent as though its name was written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Article XV.

     15.2. Aqreement to Subordinate. Tenant agrees at the request of Landlord to subordinate this Lease to any mortgage placed upon the mortgaged premises by Landlord, provided that the holder of such mortgage enters into an agreement with Tenant binding upon the successors and assigns of the parties thereto by the terms of which such holder agrees not to disturb the possession and other rights of Tenant under this Lease so long as Tenant continues to perform its obligations hereunder and in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept Tenant as tenant of the Premises under the terms and conditions hereunder or to sell said Premises and/or the Building subject to this Lease, and Tenant agrees to recognize such holder or any other person acquiring title to the Premises as Landlord. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements in this Article XV. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the mortgagee deems usual or customary.


                                   ARTICLE XVI

                           NATIONAL PARK SERVICE LEASE

     16.1. Subordination to National Park Service Lease. Landlord leases the property at 222 Merrimac Street, Lowell, Massachusetts, of which the Premises are a part, from the United States of America, acting through Hebert S. Cables, Jr., Regional Director, North Atlantic Region, National Park Service pursuant to a written lease dated October 11, 1985, and this demise is in all respects subject to the terms, covenants and conditions of said lease and subordinate thereto.


                                  ARTICLE XVII

                    RENTAL OPTION AND RIGHT OF FIRST REFUSAL

     17.1. Rental Option. Tenant shall have the right, by giving Landlord written notice, prior to December 31, 1989, of its intention to rent the entire fourth floor of the Building which contains 3,047 square feet. Upon receipt of such notice Landlord shall have no less than ninety days to deliver the fourth floor vacant, but may do so in an earlier time by sending notice to Tenant of such earlier delivery which must be in no event less than thirty (30) days from the date of the notice. Upon the expiration of ninety days or such shorter period as Landlord may send notice of to Tenant, Tenant's right to occupy said fourth floor shall commence. The terms, provisions, covenants and conditions of this lease shall apply in all respects to Tenants rental of the fourth floor except that Tenant's Proportionate Share shall be increased by 13.61%. The Annual Fixed Rent to be paid for the fourth floor space shall be at the square footage rate and subject to adjustments as described in Article IV. Should Tenant be in material default or breach of any of its obligations under this Lease, the option described above shall be null and void.

     17.2. Rental Right of First Refusal. Should the Landlord, during the Initial Term or any Option Term, elect to rent the remainder or any part thereof of the Building of which the Premises are a part, or the Future Building, if built pursuant to the terms of the National Park Service Lease, to another person or entity, the Tenant shall have a right of first refusal to rent the portion of the Building or Future Building being offered to the other party on the same terms and conditions as contained herein and the Tenant is subject to under this lease. Should Tenant rent more space within the Building or the Future Building, its Tenant's Proportionate Share shall also increase. Upon the Tenant's failure to rent such additional space within fourteen (14) days after written notice thereof from the Landlord, the Landlord shall be free to rent the portion of the Building or Future Building being offered to the other person upon such terms and conditions as it deems reasonable. The right of first refusal shall not apply to existing or future tenants whose tenancy has rights of first refusal where notice has not been given by Landlord to said tenants or where they have exercised their rights, nor does it apply to any extension, renewal or modification of any Lease with an existing tenant, or any assignment or subleasing by an existing tenant. Should Tenant be in material default or breach of any of its obligations under this Lease, the right of first refusal described above shall, if not cured by Tenant within a reasonable time after Tenant knows of the default or breach, be null and void. The right of first refusal hereunder shall be deemed continuous and shall be in force and effect each time Landlord elects to rent the remainder or any part thereof of the Building or the Future Building.

     17.3. Assignment Right of First Refusal. Should the Landlord, during the Initial Term or any Option Term, elect to assign or transfer its rights under the National Park Service Lease to another person or entity, the Tenant shall have a right of first refusal to be the assignee or transferee on the same terms and conditions as contained in the offer by Landlord to assign or transfer its rights under the National Park Service Lease to another person or entity. The Landlord shall give Tenant notice in writing of its desire to assign or transfer the National Park Service Lease, said notice to contain a copy of a written bona fide offer from another person or entity. Tenant shall have fourteen days after receipt of the notice to elect to be the assignee or transferee upon the same terms and conditions as contained in the written bona fide offer. Tenant agrees to respond to the written notice by sending Landlord a notice stating either that it accepts the offer or rejects it, any counter offer being considered a rejection. In the event Tenant accepts the offer, the Tenant and Landlord agree to execute such documentation necessary to bind the parties. Failure of Tenant to send Landlord the notice within 14 days shall be deemed a waiver of its rights hereunder. The right of first refusal described above shall not apply to any assignment or transfer by Landlord to any corporation, partnership, trust, association or other entity the majority of which is owned or controlled by First Holding Trust, Old City Hall Limited Partnership or Old City Hall Trust or by any partner or beneficiary of any of said entities. The right of first refusal shall also not apply to any assignment or transfer by Landlord to any person who is a partner or beneficiary of any of said entities.

     17.4. Assignment of Right to Build Future Building. The parties recognize that Landlord has the right under the National Park Service Lease to build the Future Building. At any time during which Landlord may exercise that right, Tenant may request Landlord, said request to be in writing, that it desires that Landlord exercise its right to build the Future Building. The request must be accompanied by a written appraisal setting forth a fair market appraisal for rents in first class office buildings in downtown Lowell, Massachusetts. Within 60 days from receipt of the written request, Landlord shall have the option to accept the written fair market rental value proposed by Tenant or to have its own fair market appraisal done and propose the same as an alternative, said option to be made in writing. Failure of Landlord to send a notice choosing an option shall be deemed an acceptance of the fair market rental value proposed by Tenant. If Landlord proposes an alternative fair market rental value, Tenant shall have the option to accept the Landlord's fair market rental value or to indicate that it desires a third appraisal, said option to be made in writing within seven days after receipt of Landlord's proposal. Failure of Tenant to send a notice choosing an option shall be deemed an acceptance of the fair market rental value proposed by Landlord. If Tenant desires a third appraiser, the two prior appraisers shall chose a third appraiser to complete an appraisal within 53 days, the costs of the third appraisal to be borne equally between the parties. The third appraisal shall be the fair market rental value. Within 7 days from fair market rental value has been accepted by the the option to accept the same or as determined by appraiser, Tenant shall have the option to make a to commit to no less than 50% of the space in the Future Building at the fair market rental value and upon the same general terms and conditions as contained in this lease. Landlord shall have 14 days to accept Tenants offer, except that if said 14 day period would end prior to 120 days from Landlords receipt of Tenants first request, Landlord shall have until said 120th day to accept Tenants offer and to commit to build the Future Building. In the event Landlord does not the time a party having the third binding of accept Tenant's offer, then Landlord agrees that it shall contact the National Park Service and request that it be allowed to transfer or assign its rights to build the Future Building under the National Park Service Lease to Tenant. Landlord's obligations hereunder are expressly conditioned upon Landlord's receiving a release from the National Park Service of its obligations under the National

Park Service Lease as it relates to the Future Building in the event the assignment to Tenant is assented to.


                                  ARTICLE XVIII

                                  TENANT SIGNS

     18.1. Landlord to Provide Office Building Directory. Landlord shall provide a directory tablet in the main lobby of the Building, at its expense, upon which Landlord will affix Tenant's name.

     18.2. Permitted Signs. Tenant shall have the right to affix signs to the Building exterior directly contiguous to the Premises showing the name of Tenant and such associated descriptions or logos as it deems proper. In addition, Tenant shall have the right to affix such lettering or symbols to the windows in its Premises as it deems proper. All such signs, lettering, symbols and the like shall be placed at Tenant's sole cost and expense and Tenant agrees to be responsible for complying with all municipal laws, ordinances and the like as well as the provisions of the National Park Service Lease and the Lowell Historic Preservation Commission in making such modifications to or placing signs, lettering or symbols on the Building or its windows Tenant further agrees to indemnify and hold Landlord harmless, regardless of fault or by whom such damage shall be caused, in connection with the placing of any signs, lettering or symbols upon the Building or its windows.

     18.3. Tenant Not Permitted to Erect Signs in Common Areas. Other than as permitted above, Landlord has not granted to Tenant any rights in or to the outerside of the outside walls of the Building, including the windows, control of which is hereby reserved by Landlord. Tenant shall not display or install lettering or signs in the elevator, the lobbies, or any of the public corridors or other public areas of the Building.

                                   ARTICLE XIX

                            REIMBURSEMENT OF EXPENSES

     19.1. Definition of Expenses. The aggregate cost and expense incurred by Landlord, whether or not paid to any person, firm, corporation or other entity having an interest in or under common ownership with Landlord or any of the persons, firms, corporations or other entities comprising Landlord, for the operation, maintenance and management of the Property, including and being limited to the following expenses:

     (a) charges connected with the cleaning, maintenance and normal day to day repair of the Building and its systems and the Real Property (except structural repairs or replacement of Building Systems and any reserves for those repairs and replacements) including the supplies used in connection therewith and window and glass door breakage, service contracts with independent contractors for any of the foregoing and property management fees at reasonable rates consistent with the type of occupancy and service rendered;

     (b) charges connected with heating, ventilating, and cooling of the common areas of the Building, Building electricity (in contradistinction to electricity furnished to tenants), gas, steam and water (including sewer use rental and any utility tax);

     (c) charges for fire, casualty, liability, sprinkler and water damage insurance carried by Landlord and such other insurance as is required by any first Mortgagee of this Lease.

     19.2. Payment of charges, pro rata share. Within sixty (60) days after the end of each year during the Lease term or at such shorter intervals (but in no event at intervals shorter that thirty days) as Landlord desires, Landlord shall furnish Tenant with a statement setting forth in reasonable detail the Operating Expenses for such year or shorter interval. Such statement shall set forth the amount, if any, of any payment due under the section above which payment shall be calculated by taking the amount of Operating expenses and dividing the same by the Tenant's Proportionate Share. The obligation to pay the Tenant's Proportionate Share shall commence after the Rent Commencement Date and shall be for Operating Expenses after that date. The sums due hereunder shall be due from Tenant to Landlord within fourteen (14) days of Landlord having deliver a statement for the same to Tenant.

     19.3. Survival of Obligation. Any obligation under this Article XIX or Tenant to pay such Additional Rent to Landlord shall survive the expiration of the Lease Term and shall be discharged by payment in cash hen and as the amount of the same shall be determined to be due.


                                   ARTICLE XX

                              PERMITTED ALTERATIONS

     20.1. Tenant  Improvements to Premises.  Notwithstanding  the provisions of
Article VIII, Tenant may make those alterations to the Premises as described in Exhibit B attached hereto, which alterations are with the consent of Landlord. Tenant shall give Landlord notice of when it commences construction of the Tenant Improvements as well as notice of when it receives a certificate of occupancy for the work to be described in Exhibit B.

     20.2. ATM and Drive Up Window Notwithstanding the provisions of Article VIII, Landlord hereby consents to Tenant attempting to place an automatic teller machine in the Building in the location described in Exhibit B and to be accessible through a pass card entry system, designed, maintained and paid for by Tenant, on a twenty four hour basis. Tenant shall further have the right to attempt to locate a drive up window in the alley behind the building, though still on the Real Property. Said right shall not apply to the parking lot, which is the land on which the Future Building may be built.

     20.3. Compliance with all laws and agreements. In exercising its rights pursuant to Sections 20.1 and 20.2. above, Tenant agrees to comply with all laws, ordinances and agreements as set forth in this lease, specifically including but not limited to, all municipal zoning ordinances, building codes, the Lowell Historic Preservation Commission, the National Park Service Lease and all regulatory approvals governing the operation of a bank.


                                   ARTICLE XXI

                           MISCELLANEOUS PROVISIONS

     21.1. Notice from One Party to the Other. Any notice from Landlord to Tenant or from Tenant to Landlord shall be deemed duly served if mailed by registered or certified mail addressed, if to Tenant, at the Tenant's Original Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Landlord's Original Address or such other address as Landlord shall have last designated by notice in writing to Tenant.

     21.2. Quiet Enjoyment. Landlord covenants and agrees that upon Tenant's paying the Annual Fixed Rent, Additional Rent and any other payments due hereunder and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Lease Term without any manner of hindrance OI molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and to any mortgage which may be superior to this Lease.

     21.3. Notice of Lease - Lease not to be Recorded. Both parties shall, upon the request of either, execute, acknowledge and deliver a notice of this Lease, in recordable form, setting forth, inter alia the Commencement Date and the Termination Date for the Premises. If this Lease is terminated before the Term expires under the terms hereof, the parties shall execute, acknowledge and deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease.

     21.4. Limitation of Landlord's Liability/Joint and Several Liability. Subject to the provisions of Article IX, no owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises, and, if Landlord is a trust, Landlord's obligations hereunder shall not be binding upon the Trustees of said Trust individually nor upon the shareholders or beneficiaries of said Trust, but only upon the Trustees as trustees and upon their trust estate.

     In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In the event that the Tenant named in this Lease shall be a partnership or other business association the members of which are, by virtue of statute or general law not subject to personal liability then, and in such event, the liability of each such member shall be deemed to be joint and several notwithstanding such statute or general law.

     21.5. Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations or other causes, to the extent that any of which are beyond such party's reasonable control, (all herein referred to collectively as "Unavoidable Delays") shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time." "Financial inability" is expressly excluded as a cause for such delay in performance.

     21.6. Capital Improvements. Notwithstanding anything in this Lease to the contrary, Landlord hereby specifically reserves the right to make capital improvements, alterations, and/or additions, without limitation, to the Property, the Building, and/or the Premises; and Landlord shall have the right in its reasonable discretion to do all things necessary or desireable from time to time t make any and all capital improvements, alterations, and/or additions, including but not limited to all rights in and about the Premises and such other rights, all as set forth in this Lease. Landlord agrees to use reasonable efforts to not interfere with Tenant's use of the Premises and any improvements to the Premises shall be done only with Tenant's mutual consent, which consent shall not be unreasonably withheld, except that no consent is needed if the repairs are necessary for the structural integrity of the Building, the mechanical, plumbing, HVAC, or electrical systems contained in the Building or for building code or health or safety reasons.

     21.7. Status Certificate. Each party agrees from time to time, upon not less than fifteen (15) days prior written request, to execute, acknowledge and deliver to each other a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent, Additional Rent and any other charges and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Annual Fixed Rent, Additional Rent and any other charges have been paid. Any such statement delivered pursuant to this
Article XXI, Section 21.7 may be relied upon by any prospective purchaser or prospective Mortgagee of the Premises or of the Building or any prospective assignee of any such Mortgage.

     21.8. Transferee Liability. The terms, covenants and conditions of this Lease and all rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to and be binding upon the Landlord and the Tenant and their respective heirs, successors, executors, administrators and assigns, except that the landlord named herein and each successive owner of the Landlord's interest in this Lease shall be liable only for the obligations of the Landlord accruing during the period of its ownership. If all or any part of the Landlord's interest in this Lease the Building shall be held or owned (directly, indirectly or beneficially) by or for any individual, partnership, tenancy-in-common, joint venture, corporation or trust, it is agreed that no such owner, joint tenant, beneficiary, trustee, shareholder or corporate entity shall be personally responsible or liable with respect to any of the the covenants, conditions or provision of this Lease to be performed by the Landlord. in the event of a default by the Landlord under this Lease Tenant agrees that, in all events, Landlord's liability shall be limited to the actual equity interest of Landlord in the Building for the satisfaction of Tenant's remedies under Lease.

     21.9. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

     21.10. No obstruction of public alley, parking lot and sidewalk. Landlord agrees that it shall not obstruct the public alley at the rear of the Real Property or the parking lot (so long as the same may exist) or sidewalks so as to unreasonably interfere with Tenant's use of the same in connection with its use and occupancy of the Premises.

     21.11. Option to terminate if regulatory approvals not granted. Landlord and Tenant recognize that Tenant needs the approval of the Federal Deposit Insurance Corporation and the Massachusetts Office of the Commissioner of Banks in order to organize a bank and receive approval to commence operation. Tenant agrees that it shall apply for such approvals in a timely and diligent manner. In the event Tenant does not receive such approvals, Tenant shall have the option to terminate this Lease upon notice to Landlord and thirty days after giving such notice, the Term of this Lease shall expire as fully and completely as if such date were the date originally fixed for the expiration of the term of this Lease.

     21.12. Hours of Operation. Landlord agrees that the common areas of the Building shall be open during the hours from 7:30 A.M. through 9:30 P.M. for the use of the Tenant. The Tenant may enter the Premises directly from the exterior of the 8uilding at all times, rather than through the common areas, but may not conduct retail operations after 9:30 P.M.

     21.13. Snow Removal. Landlord and Tenant recognize that Landlord has the obligation to remove snow and ice from the parking lot and sidewalks and to make said areas accessible to Tenant's employees, customers and patrons no later than 8:00 A.M. on all business days. Should Landlord fail to perform the snow and ice removal Tenant shall have the right to do the same and bill Landlord for the reasonable cost of the removal. Upon receipt of Tenant's bill landlord shall have thirty days within which to pay the bill. Should Landlord fail to pay the bill within thirty days, Tenant shall have the right to offset the bill against the rent hereunder.

     21.14. Temporary Trailer. Landlord and Tenant recognize that if the Tenant Improvements are not completed by January 1, 1989, Tenant may wish to commence operation of its bank after said date by placing a temporary trailer in the existing parking lot. Landlord agrees to reasonably cooperate with Tenant in its efforts to place a trailer in the parking lot, though the parties recognize and agree that Landlord is under no binding obligation to allow the same. In the event of a casualty where Tenant has not terminated this Lease and Landlord is rebuilding the Building, Tenant may place a temporary trailer in the existing parking lot provided the same does not interfere with the rebuilding of the Building. The costs of placing a temporary trailer shall be borne by Tenant and

Tenant shall pay to the Landlord an equitable rent for the same along with Landlord's associated costs in connection therewith.

     21.15. Parking Meters. Tenant intends to petition the City of Lowell to install parking meters for twenty minute parking in the front of the Building. Landlord agrees that it will not object to said petition and will reasonably cooperate with Tenant in its efforts to secure approval for the parking meters.

     21.16. Disputes. It is agreed that if at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this lease; and if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance of such work shall in no event be regarded as a voluntary performance, and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work, and, if it shall be adjudged that there was no legal obligation on the part of such party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or he cost of so much thereof as said party was not legally required to perform under the provisions of this lease.

     21.17. Arbitration. If any question arises between the parties as to any of their rights and obligations under this Lease, then such questions shall be settled and finally determined by arbitration in accordance with the rules then pertaining of the American Arbitration Association or its successor, and the judgment upon the award rendered shall be binding upon the parties hereto and may be entered in any court having jurisdiction thereover. Such arbitration shall be held in the City of Boston, Massachusetts and the cost thereof shall be borne equally between the parties unless the arbitrators determine the costs differently.

     21.18. Termination Due to Bankruptcy. Notwithstanding any other provisions contained in this lease, in the event the tenant is closed or taken over by the banking authority of the Commonwealth of Massachusetts, or other bank supervisory authority, the Landlord may terminate the lease only with the authority, and any such authority shall in any event have the election either to continue or to terminate the lease: Provided that in the event this lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Landlord, or the date or re-entry of the Landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

     21.19. Cost of Moving D.E.Q.E. The parties recognize that the Massachusetts Department of Environmental of Quality Engineering has equipment in the premises Teanat is leasing hereunder. Landlord agrees to move said equipment, the cost of such removal, however, shall be paid by Tenant.

     21.20. Applicable Law and Construction. This Lease shall be goverened by and construed in accordance with the laws of the state in which the Building is located. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named in Article 1.1 and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several. The word "term" shall be construed to include the original term and any option term.

     21.21. Warranties. It is agreed that no warranties or representations, other than set forth herein, either express or implied in law or in fact, have been made by Landlord.

     21.22. Severability. It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provisions of this Lease, all of which other provisions shall remain in full force and effect; and it is in the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which wuld render the provosion void and the other of which would render the provosion valid, then the provision shall have the meaning which renders it valid.

     21.23. Lease as Entire Agreement. This Lease contains the entire and only agreement between the parties and all prior negotiations, representations, statements, warranties, understandings and agreements whether written or oral with respect to the Premises, the Buiding, the real Property or this Lease are merged in this Lease and any such statements, representations, warranties, understandings or agreements, whether oral or written, not referred to or contained in this Lease shall have no force or effect. Tenant acknowledges that all represenataions, statements, warranties, agreements, and understandings upon which Tenant relied in executing this Lease are contained herein and that Tenant in no way relied upon any other representations, statements, warranties, agreements, or understandings whether written or oral. This Lease may not be changed, modified or discharged in any way, and no executory agreement shal lbe effective to change, modify or discharge, in whole or in part, this Lease or any obligations under this Leae, unless such agreement is set forth in a written instrument signed by the parties.

     21.21 Captions. All headings used herein are for convenience only and do not constitute a part of this Lease and in no way do they limit or amplify the terms and provisions of this Lease.


     WITNESS the execution hereof in triplicate and under seal on the day and year first above written.



                                            LANDLORD:

                                            FIRST HOLDING TRUST


/s/                                         By: /s/ Fred Faust
   Witness                                      Fred Faust,
                                                Trustee as aforesaid and
                                                not individually



                                            TENANT:

                                            WHITELAW CORPORATION, INC.


/s/                                         By: /s/ John P. Clancy, Jr.
  Witness                                       John P. Clancy, Jr.
                                                Chief Financial Officer